Exhibit 99.(h)(8)

John Hancock Investment Management Distributors LLC 200 Berkeley Street Boston, MA 02116

June 25, 2020

To the Trustees of
John Hancock Funds
200 Berkeley Street
Boston, MA 02116

Re:	Rule 12b-1 Fee Waiver Letter Agreement

With reference to each of the Distribution Plans entered into by and between John Hancock Investment Management Distributors LLC (formerly, John Hancock Funds, LLC  and hereinafter, the “Distributor”) and each of the trusts listed in Appendix A to this letter (each, a “Trust” and collectively, the “Trusts”), on behalf of each of their respective series listed in Appendix A (each, a “Fund” and collectively, the “Funds”), we hereby notify you as follows:

1.  The Distributor agrees to contractually waive and limit its Rule 12b-1 distribution fees and/or service fees to the extent necessary to achieve the aggregate Rule 12b-1 distribution and service fees of each Fund as set forth in Appendix B hereto. The expense waiver agreements expire on the dates specified, unless renewed by mutual agreement of the Fund and the Distributor based upon a determination that this is appropriate under the circumstances at that time.

2.  We understand and intend that the Trusts will rely on this undertaking in overseeing the preparation and filing of Post-effective Amendments to the Registration Statements on Form N-1A for the Trusts and the Funds with the Securities and Exchange Commission, in accruing each Fund’s expenses for purposes of calculating its net and gross asset value per share, and for other purposes permitted under Form N-1A and/or the Investment Company Act of 1940, as amended, and we expressly permit the Trusts so to rely.

Sincerely,

JOHN HANCOCK INVESTMENT MANAGEMENT DISTRIBUTORS LLC

By:	/s/ Jeffrey H. Long
Jeffrey H. Long
Chief Financial Officer

John Hancock Investment Management Distributors LLC 200 Berkeley Street Boston, MA 02116

Agreed and Accepted
on behalf of each applicable Trust listed in Appendix A

By:	/s/ Charles A. Rizzo
Charles A. Rizzo
Chief Financial Officer

A copy of the document establishing each Trust is filed with the Secretary of The Commonwealth of Massachusetts.  This Agreement is executed by the officer in his capacity as such and not as an individual and is not binding upon any of the Trustees, officers or shareholders of the Trusts individually but only upon the assets of the Funds.

APPENDIX A
TRUSTS and Funds
JOHN HANCOCK BOND TRUST
John Hancock ESG Core Bond Fund
John Hancock Government Income Fund
John Hancock High Yield Fund
John Hancock Investment Grade Bond Fund
John Hancock Short Duration Bond Fund

JOHN HANCOCK CALIFORNIA TAX-FREE INCOME FUND
John Hancock California Tax-Free Income Fund

JOHN HANCOCK CAPITAL SERIES
John Hancock Classic Value Fund
John Hancock U.S. Global Leaders Growth Fund

JOHN HANCOCK CURRENT INTEREST
John Hancock Money Market Fund

JOHN HANCOCK INVESTMENT TRUST
John Hancock Alternative Risk Premia Fund
John Hancock Balanced Fund
John Hancock Disciplined Value International Fund
John Hancock Diversified Real Assets Fund
John Hancock Diversified Macro Fund
John Hancock Emerging Markets Equity Fund
John Hancock ESG All Cap Core Fund
John Hancock ESG International Equity Fund
John Hancock ESG Large Cap Core Fund
John Hancock Fundamental Large Cap Core Fund
John Hancock Global Thematic Opportunities Fund
John Hancock Infrastructure Fund
John Hancock International Dynamic Growth Fund
John Hancock Seaport Long/Short Fund
John Hancock Small Cap Core Fund

JOHN HANCOCK INVESTMENT TRUST II
John Hancock Financial Industries Fund
John Hancock Regional Bank Fund

JOHN HANCOCK MUNICIPAL SECURITIES TRUST
John Hancock High Yield Municipal Bond Fund
John Hancock Tax-Free Bond Fund
JOHN HANCOCK SOVEREIGN BOND FUND
John Hancock Bond Fund
JOHN HANCOCK STRATEGIC SERIES
John Hancock Income Fund

A-1

APPENDIX B
Fund	Class A	Class B	Class C	Class R4	Expiration Date of Waiver/Limit
Balanced Fund	N/A	N/A	N/A	0.15%	2/28/2021
Classic Value Fund	N/A	N/A	N/A	0.15%	2/28/2021
Disciplined Value International Fund	N/A	N/A	N/A	0.15%	2/28/2021
Emerging Markets Equity Fund	N/A	N/A	N/A	0.15%	2/28/2021
Fundamental Large Cap Core Fund	N/A	N/A	N/A	0.15%	2/28/2021
Bond Fund	N/A	N/A	N/A	0.15%	9/30/2021[1]
California Tax-Free Income Fund	N/A	0.90%	0.90%	N/A	9/30/2021[2]
High Yield Municipal Bond Fund	0.15%	0.90%	0.90%	N/A	9/30/2021[3]
Income Fund	N/A	N/A	N/A	0.15%	9/30/2021[1]
Investment Grade Bond Fund	N/A	N/A	N/A	0.15%	9/30/2021[1]
Tax-Free Bond Fund	0.15%	0.90%	0.90%	N/A	9/30/2021[3]
Money Market Fund	0.00%	0.00%	0.00%	N/A	7/31/2021

1 At the June 23-25, 2020 meeting of the Board of Trustees of the Trust, the Distributor notified the Board of, and the Board approved, the extension of the waiver and limit of the Rule 12b-1 distribution fees and/or services fees for Class R4 shares of Bond Fund, Income Fund and Investment Grade Bond Fund, each with an expiration date of September 30, 2021, each effective upon the current expiration date of September 30, 2020.
2 At the June 23-25, 2020 meeting of the Board of Trustees of the Trust, the Distributor notified the Board of, and the Board approved, the extension of the waiver and limit of the Rule 12b-1 distribution fees and/or services fees for Class B and Class C shares of California Tax-Free Income Fund, each with an expiration date of September 30, 2021, each effective upon the current expiration date of September 30, 2020.
3 At the June 23-25, 2020 meeting of the Board of Trustees of the Trust, the Distributor notified the Board of, and the Board approved, the extension of the waiver and limit of the Rule 12b-1 distribution fees and/or services fees for Class A, Class B and Class C shares of High Yield Municipal Bond Fund and Tax-Free Bond Fund, each with an expiration date of September 30, 2021, each effective upon the current expiration date of September 30, 2020.

B-1